EXHIBIT 10.37
CONSULTING AGREEMENT
     CONSULTING AGREEMENT (this “Agreement”) dated as of February 23, 2004, between GlobalSecure Holdings Ltd. (the “Company”), a Delaware corporation, and C. Thomas McMillen (‘‘Consultant”).
     WHEREAS, the Company, directly and through subsidiaries; provides goods and services in the homeland security industry;
     WHEREAS, Consultant has been an employee of the Company and has experience in business and particular knowledge of industries which the Company believes will be of value to it; and
     WHEREAS, the Company desires to retain Consultant to render consulting and advisory services to the Company, and to the Company’s clients, on the terms and conditions set forth in this Agreement, and Consultant desires to be retained by the Company on such terms and conditions.
     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
     1. Retention of Consultant; Services to be Performed. The Company hereby retains Consultant to render consulting and advisory services to the Company, including subsidiaries of the Company (collectively, “Affiliated Companies”). Consultant hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. During the Term (as defined in Section 2), Consultant shall devote such time, attention, skill and energy to the business of the Company as may be reasonably required, in the reasonable determination of Consultant, to perform the services required by this Agreement, and shall assume and perform such duties to the best of his ability; provided however, that nothing herein shall interfere with or prohibit Consultant from seeking or obtaining full time employment with any person whatsoever; and further provided that Consultant shall not pursue any business venture of any kind with any of the following companies: Boa Mauer Inc., Cappa Consulting or Ashbritt Inc, or any successor of any of them (the “Targets”), provided, however, that Consultant may through Washington Capital Advisors LLC or its affiliate Washington Capital Associates LLC provide equity or debt financing to business entities and pursue investment banking opportunities to companies other than the Targets. Consultant shall report to the President of the Company.
     Consultant shall perform the services hereunder at such locations in the Washington, D.C. area, or as otherwise may be agreed, as are reasonably necessary for Consultant to perform his duties under this Agreement.
     In rendering services hereunder, Consultant shall be acting as an independent contractor and not as an employee or agent of the Company. Nothing contained in this Agreement shall be construed or applied to create a partnership. Consultant shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company.
     2. Term. Unless terminated at an earlier date in accordance with Section 6, this Agreement shall commence as of the date first written above and shall terminate on February 22, 2005 (the “Term”). The Company also will pay for COBRA or its equivalent.
     3. Compensation. As compensation for Consultant’s services hereunder, the Company will pay consultant $90,000 per annum, payable not less frequently than monthly on the last business day of each month for the month then ended.
     4. Expenses. Subject to, in all cases, prior written approval of the President of the Company, Consultant shall be reimbursed for all reasonable and necessary out-of-pocket expenses that Consultant incurs in performing the services hereunder, including, without limitation, reasonable travel expenses incurred by Consultant.
     5. Protection of Trade Secrets, Know-How and/or Other Confidential Information of the Company.
          (a) Except as permitted or directed by the President of the Company, during the Term or at any time thereafter Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that Consultant has acquired or become acquainted with or will acquire or become acquainted with during the Term or during engagement by the Company or any affiliated companies prior to the Term, whether developed by Consultant or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Consultant acknowledges that the above-described knowledge of information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. Both during and after the Term, Consultant will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Consultant.
          (b) All know-how and trade secret information conceived or originated by Consultant which arises out of the performance of the services hereunder or any related material or information shall be the property of the Company, and all rights therein are hereby assigned to the Company.

          (c) Upon termination of this Agreement, Consultant shall deliver to the Company all property that is in his possession and that is the Company’s property or relates to the Company’s business, including, but not limited to records, notes, data, memoranda, software, electronic information, models, equipment, and any copies of the same. Consultant shall permanently delete all of his electronic data containing such property.
          (d) The Provisions of Section 5(a) shall be applicable to information acquired by Consultant from the Affiliated Companies or by the Company from, Affiliated Companies and disclosed by the Company to Consultant.
     6. Termination. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Agreement and the rights and obligations of the Company and Consultant hereunder shall be terminated immediately upon the occurrence of any of the following events:
          (a) Consultant’s death;
          (b) Consultant becomes physically or mentally disabled such that he is unable to adequately perform the services hereunder for a continuous period of 90 days;
          (c) Consultant is convicted of any felony or crime of moral turpitude or engages in any activity that constitutes a material violation of normal standards of business ethics;
          (d) Consultant willfully refuses to comply with or implement reasonable policies established by the Company;
          (e) The other party in breach of this Agreement and has failed to cure such breach within 30 days of the receipt of written notice of breach from the non-breaching party; or
          (f) The other party makes any statement (written or oral) that disparages, defames, or besmirches the reputation, character, image, products, or services of the non-breaching party or any of their past or present directors, officers, employees, or agents.
     If this Agreement is terminated prior to the expiration of the Term all terms and provisions which survive the expiration of the Term shall survive the earlier termination hereof
     7. Miscellaneous.
          (a) This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.
          (b) This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.
          (c) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this

Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.
          (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (e), successors and assigns.
          (e) This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party, except it may be assigned by the Company, without Consultant’s consent in any company which acquired all or substantially all of the Company’s business or assets or with which the Company is merged or consolidated.
          (f) No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.
          (g) All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

If to the Company:	GlobalSecure Holdings Ltd.
110 Wall Street
New York, NY 10005
Attention: Chairman

If to the Consultant:	C. Thomas McMillen
1103 South Carolina Avenue, S.E.
Washington, D.C. 20003
Any party may change the address set forth above by notice to each other party given as provided herein.
          (h) The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          (i) ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF.
          (j) Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

          (k) No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Consultant shall constitute a waiver of any other right or breach by Consultant.
          (l) Any claim or dispute of any nature between the parties hereto arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in New York, in accordance with the applicable rules of the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred by the parties in connection with such arbitration shall be paid by the party which is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than 30 days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.
          (m) EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (n) Remedies. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations of this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

GLOBALSECURE HOLDINGS LTD.

/s/ C. Thomas McMillen	By:	/s/ Craig R. Bandes

C. Thomas McMillen		Craig R. Bandes President

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